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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our Independent Registered Public Accounting Firm's Report dated March 30, 2007, covering the consolidated financial statements of World Waste Technologies, Inc. for the year ended December 31, 2006 and 2005 to be included in this Registration Statement on Form S-1 to be filed with the Commission on approximately October 5, 2007.

We also consent to the reference to us as experts in matters of accounting and auditing in this Registration Statement.




/s/ Stonefield Josephson
------------------------
Los Angeles, California
October 5, 2007